Exhibit 99.2
Xencor Announces Positive Interim Results From First-in-Human Healthy Volunteer Study of XmAb942, a High-Potency Extended Half-Life Anti-TL1A Antibody, in Development for Treatment of Inflammatory Bowel Disease
-- XENITH-UC, a Phase 2b study of XmAb942 in participants with ulcerative colitis, to begin in the second half of 2025 --
-- Single and multiple doses of XmAb942 are well tolerated and safety profile is consistent with the anti-TL1A drug class --
-- XmAb942 half-life supports a 12-week maintenance dosing interval in XENITH-UC --
-- Lead selection for XmAb TL1A x IL23p19 program on track for first-in-human study start in 2026 --
-- Management hosting webcast and conference call at 5:00 p.m. ET / 2:00 p.m. PT today --
PASADENA, Calif. -- Apr. 29, 2025 -- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and autoimmune diseases, today announced positive interim results from its first-in-human study of XmAb942, a high-potency, extended half-life, investigational anti-TL1A antibody in clinical development for patients with inflammatory bowel disease (IBD), such as ulcerative colitis (UC) and Crohn’s disease (CD). Interim results from the healthy volunteer dose-escalation study indicate that XmAb942 is well tolerated at single and multiple doses. Pharmacokinetic analysis of the single dose cohorts estimates a human half-life of greater than 71 days for XmAb942, which supports a 12-week dosing interval during maintenance treatment.
Based on these positive interim results, Xencor is initiating the XENITH clinical program, advancing XmAb942 into a Phase 2b study in patients with moderate-to-severely active UC (XENITH-UC), with the expected study start in the second half of 2025.
Lead selection for Xencor’s XmAb TL1A x IL23p19 bispecific antibody continues to advance. New in vitro studies show that several lead candidates match the target inhibition potency of commercial monospecific antibodies, but in a simple bispecific immunoglobulin G (IgG) format. Currently, these candidates are in final lead selection studies and manufacturing, in parallel, to prepare for the first-in-human study planned for 2026.
"Our Phase 1 data for XmAb942 validate our design goals for a best-in-class anti-TL1A therapy, combining high potency with less frequent dosing to potentially improve clinical outcomes and convenience for patients living with inflammatory bowel disease," said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. "We are excited to start our Phase 2b XENITH-UC trial later this year to efficiently support dose selection for pivotal studies, and we are poised to select our TL1A x IL23p19 bispecific lead candidate for an anticipated Phase 1 start in 2026. These and other milestones across our clinical portfolio are supported by our strong cash position."

Key Highlights From Phase 1 Study Interim Results
The Phase 1 study of XmAb942 in healthy volunteers is a randomized, double-blind, placebo-controlled, dose-escalation trial, exploring intravenous (IV) and subcutaneous (SC) dose administration, at three escalating dose levels. The interim results reflect analyses with subjects in single dose cohorts (IV, n=24; SC, n=24) and in multiple dose cohorts (IV, n=16).
•Safety: The blinded interim safety analysis indicates that all dose levels and routes of administration of treatment were well tolerated. No serious adverse events were observed, and no adverse events led to discontinuation from the study. The study remains blinded until follow-up is completed for the multiple dose portion of the study.
•Pharmacokinetics: The interim analysis of single dose cohorts produced a half-life estimate of greater than 71 days, which is in line with expectations from the 23-day half-life in non-human primates and scaling metrics for half-life extended antibodies.
•Pharmacodynamics: Consistent with XmAb942’s high-potency and extended exposure design, large and durable dose-dependent increases of total TL1A in circulation were observed in both IV and SC cohorts. Circulating free TL1A was reduced significantly compared to placebo for all cohorts.
•Immunogenicity: Early pharmacokinetic analysis of single and multiple dose cohorts shows no apparent evidence of anti-drug antibodies emerging against XmAb942.
XENITH-UC: Phase 2b Study in Ulcerative Colitis (UC)
The Phase 2b study of XmAb942 in UC (XENITH-UC) will be a randomized, double-blind, placebo-controlled trial in patients with moderate-to-severely active UC, whose disease has progressed after at least one conventional or advanced therapy. XmAb942 will be administered intravenously during the 12-week induction period and subcutaneously every 12 weeks during the maintenance period. The primary endpoint of the study will be clinical remission based on the modified Mayo score at week 12. The study is designed to enroll approximately 220 patients across three induction dose levels and powered to enable Phase 3 dose selection. XENITH-UC is expected to start in the second half of 2025.
Conference Call and Webcast
Xencor will host a conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to review the interim results outlined in this news release. The live webcast of the conference call may be accessed through this link and through “Events & Presentations” in the Investors section of the Company’s website, located at investors.xencor.com. A recording will be available for at least 30 days.
About XmAb942
XmAb942 is a high-potency, extended half-life, investigational anti-TL1A antibody in clinical development for patients with inflammatory bowel disease (IBD), such as ulcerative colitis (UC) and Crohn’s disease (CD). The first generation of anti-TL1A antibodies, designed to block the interaction between the DR3 receptor and its ligand TL1A, have reduced disease activity in patients with UC and CD in multiple clinical studies. Interim results from a Phase 1 dose-escalation study in healthy volunteers indicate that XmAb942 is well tolerated at single and multiple doses. Pharmacokinetic analysis of the single dose cohorts estimates a human half-life of greater than 71 days for XmAb942, which supports a 12-week dosing interval during maintenance treatment.

About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and multiple XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein’s structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” “indicates,” “supports,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to, statements regarding expectations for clinical progress, planned presentations of clinical data, new XmAb candidates and programs, planned and in process clinical trials, the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments and the risks, uncertainties and other factors described under the heading “Risk Factors” in Xencor's annual report on Form 10-K for the year ended December 31, 2024 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.
Contacts
For Investors:
Charles Liles
cliles@xencor.com
(626) 737-8118
For Media:
Cassidy McClain
Inizio Evoke
cassidy.mcclain@inizioevoke.com
(619) 694-6291